Exhibit 10.1

Renovacare, inc.

Executive Services CONSULTING AGREEMENT

This Executive Services Consulting Agreement (this “Agreement”) is dated August 15, 2019, by and between RenovaCare, Inc., a Nevada corporation (the “Company”), and Robin Robinson, Ph.D., an individual having his place of business at 20419 Peach Tree Road, Dickerson, MD 20842 (“Consultant”).

Recitals:

A.        The Company wishes to engage Consultant to provide consulting services on the terms set forth on Exhibit A, attached hereto and incorporated herein in full (collectively, the “Services”), and Consultant is willing to provide the Services on such terms; and

B.        Since the introduction of the parties there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the Services and, correspondingly, that it is their intention by the terms and conditions of this Agreement to hereby replace, in their entirety, all such prior agreements, discussions, negotiations and understandings with respect to the Services to be provided, all in accordance with the terms and conditions of this Agreement.

Accordingly, the Company and the Consultant agree as follows:

1.                  Consulting Relationship. During the term of this Agreement, Consultant will provide consulting Services to the Company as described in Exhibit A hereto. Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services.

2.                  Fees and Benefits. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B attached hereto and incorporated herein in full, at the times specified therein. Consultant acknowledges and agrees that Consultant shall have only such benefits as are specified in Exhibit B hereto.

3.                  Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except as expressly specified in Exhibit C hereto unless otherwise agreed to by the Company’s Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer, which consent shall be evidenced in writing for any such expenses in excess of $250. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4.                  Term and Termination. Consultant shall serve as a consultant to the Company commencing on the Effective Date (as defined below) and shall cease to provide such Services on the date that this Agreement is terminated as provided below (the “Consulting Period”):

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This Agreement shall terminate (i) on a date which is 5 Business Days’ following the date of written notice by either party to this Agreement terminating this Agreement. or (ii) at any time by the mutual written consent of the Consultant and the Company. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the date of termination. For purposes of this Agreement, the term “Business Day” means any day on which the New York Stock Exchange is open for business.

Termination off this Agreement shall constitute the Consultant’s notice of resignation from any and all directorships, officerships, or other positions held in the Company.

5.                  Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

6.                  Method of Provision of Services. Consultant shall provide the Services primarily from his place of business in Maryland, and from time to time, as required, in the Company’s offices in the United States and in Canada.

(a)               No Authority to Bind Company. Consultant acknowledges and agrees that Consultant has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(b)               Taxes; Indemnification. Consultant shall have full responsibility for all applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants or any liability related to the withholding of such taxes.

7.                  Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Chief Executive Officer or Chief Operating Officer. Consultant will be required to report to the Company’s Chief Executive Officer or Chief Operating Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Operating Officer.

8.                  Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit C hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement (defined below), the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately. Except as provided herein, the Services shall not be performed for the Company at the facilities of a third party or using the resources of a third party.

9.                  Confidential Information and Invention Assignment Agreement. As a condition to the Consultant’s engagement pursuant to this Agreement, Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement in the form set forth as Exhibit D hereto (the “Confidentiality Agreement”), on or before the date Consultant begins providing the Services.

10.              Conflicts with this Agreement. Consultant represents and warrants that he is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

11.              Trading In the Company’s Securities. Consultant acknowledges that the Company is a U.S. “public” company with its common stock currently quoted for trading on the OTC Markets Group Inc. Pink Sheets. As the Company’s independent contractor, the Consultant acknowledges that he may have access to certain material, non-public information of the Company that, if used in connection with any transaction in the Company’s securities, could constitute a violation of the securities laws of the United States. As such, the Consultant agrees that he shall not engage, directly or indirectly, in any transactions in the Company’s securities on the basis of any such information, including, but not limited to, providing any other individual with such information. Additionally, the Consultant acknowledges and agrees that in order to sell any Company securities he owns he may be required to enter into an insider trading plan that complies with the requirements of, among others, Rule 10b-1 of the Securities Act. Without limiting the foregoing, the Consultant agrees that during the term of this Agreement he will not, and will not direct any broker, dealer or other individual on his behalf, to engage in any transactions related to the Company’s securities except in compliance with applicable laws.

12.              Miscellaneous.

(a)       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(b)       Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

(c)       Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)       Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e)       Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page to this Agreement, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)       Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i)       Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(j)       Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

(k)       Voluntary Execution. Consultant certifies and acknowledges that Consultant has carefully read all of the provisions of this Agreement, that Consultant understands and has voluntarily accepted such provisions, and that Consultant will fully and faithfully comply with such provisions.

(l)       Public Comment.  The Consultant, during the Consulting Period and at all times thereafter, shall not make any derogatory comment concerning the Company or any of its current or former directors, officers, stockholders or employees.  Similarly, the then current (i) members of the Board and (ii) members of the Company's senior management shall not make any derogatory comment concerning the Consultant. Notwithstanding anything to the contrary herein, the Consultant understands that nothing in this Agreement restricts or prohibits the Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity (collectively, “Government Agencies"), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual suing an entity for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to the individual's attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 USC § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 USC § 1833(b).

(m)       Advice of Counsel. Consultant acknowledges THAT, IN EXECUTING THIS AGREEMENT, Consultant Has HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND Consultant Has read and understands ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(n)       Effective Date. Regardless of the date on which this Agreement is executed by the parties hereto, the effective date of this Agreement is August 15, 2019.

(o) Non-Competition. Non-Competition and Non-Solicitation and Non-Circumvention.

(i)       Non-Competition. Except as authorized by the Company’s Board of Directors, during the Consulting Period and for a period of twelve (12) months thereafter, the Consultant will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; or (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership (provided such ownership interest is acquired solely for investment purposes) or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any Company Business carried on or planned to be carried on (if such plans were developed the term of the Relationship) by the Company; and “Company Business” means the Company’s business activities and operations as conducted during the term of the Relationship and all products conceived, planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or planned by the Company, during your relationship with the Company.

(ii)       Non-Solicitation and Non-Circumvention. For a period of twelve (12) months following the termination of the Consulting Period, the Consultant will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the Consulting Period, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of the Consulting Period. Without limiting the foregoing, the Consultant shall not, directly or indirectly (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the Consulting Period, to terminate his or her employment relationship with the Company or to become employed or engaged by the Consultant or any individual or entity by which the Consultant are employed or for which you are acting as a consultant or other advisory capacity, and/or (ii) interfere in any other way with the employment, or other relationship, of any employee of, or consultant to, the Company.

(iii)        Injunctive Relief.  The Consultant acknowledges and agrees that the covenants and obligations of the Consultant set forth in this Agreement relate to special, unique and extraordinary Services rendered by the Consultant to the Company and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Consultant agrees that the Company shall be entitled to seek an injunction, restraining order or other temporary or permanent equitable relief (without the requirement to post bond) restraining the Consultant from committing any violation of the covenants and obligations contained herein.  These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

(p)       Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Nevada without giving effect to principles of conflicts of law.

[Signature Page Follows]

SIGNATURES

The parties have executed this Agreement as of the date first written above.

the company:

renovacare, Inc.

By: /s/Jatinder (Jay) S. Bhogal 08-15-19

(Signature)

Name: Jatinder (Jay) S. Bhogal

Title: Chief Operating Officer

Address:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Jay S. Bhogal

Facsimile: 604-866-5432

Email Address: jsbhogal@renovacareinc.com

CONSULTANT:

robin robinson, PH.D.

/s/Robin Robinson 08-12-19
(Signature)

20419 Peach Tree Road

Dickerson, MD 20842

301-349-4035 (home)

240-330-9951 (mobile)

Email: robinsor1@comcast.net

EXHIBIT A

TO THE RENOVACARE, INC.—ROBIN ROBINSON

CONSULTING AGREEMENT

DATED

AUGUST 15, 2019

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DESCRIPTION OF CONSULTING SERVICES

1.                  Description of Duties.

During the term of this Consulting Agreement, it is expected that Consultant will serve as Vice President, Scientific Affairs and expend about 4 hours per week on behalf of the Company on matters related to the Company’s scientific affairs, as follows:

Interface with the Company’s scientific, technology, engineering, regulatory, intellectual property, and business teams on matters relevant to each team

Pursue and arrange for scientific, technology, government, regulatory, and business introductions to the Company in support of its mandate

Help identify personnel, contractors, advisors, and service providers to enable improvements and efficiencies in the Company’s product development, engineering, clinical, regulatory, and government relations programs

When appropriate, provide reports, advice, guidance, and insights to Company Officers, Directors, scientists, investors, attorneys, and auditors on matters related to the Consultant’s expertise

Assist the Company with strategy, tactical execution, and the preparation and presentation of materials to key opinion leaders, industry influencers, academic institutions, commercial research groups, and government agencies in furtherance of the Company’s government relations program

Consultant shall use Consultant’s reasonable efforts to perform the Services such that the results are satisfactory to the Company.

2.                  Place of Services.

The Company anticipates that Consultant will perform his services principally from the Consultant’s offices located in Dickerson, MD.

3.                  Code of Ethics.

Consultant agrees to abide by the Code of Ethics and Business Conduct, a copy of which is attached as Appendix 1 to this Exhibit A hereto.

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APPENDIX 1 TO EXHIBIT A

TO THE RENOVACARE, INC.—ROBIN ROBINSON

CONSULTING AGREEMENT

DATED

AUGUST 15, 2019

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RenovaCare, Inc.

Code of Corporate Governance And Ethics

This Employee Code of Corporate Governance and Ethics applies to all employees, officers and directors of RenovaCare Technologies, Inc., its subsidiaries and affiliates (collectively, “RenovaCare” or the “Company.”)

RenovaCare is proud of its reputation for integrity and honesty and is committed to these core values. Personal responsibility is at the core of the Company’s principles and culture. RenovaCare’s reputation depends on you maintaining the highest standards of conduct in all business endeavors. You have a personal responsibility to protect this reputation, to “do the right thing,” and to act with honesty and integrity in all dealings with customers, business partners and each other. You should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

The principles set forth in this document describe how you should conduct yourself. This Code does not address every expectation or condition regarding proper and ethical business conduct. Good common sense is your best guide. It does not substitute for Company policies and procedures. In every business-related endeavor, you must follow the ethics and compliance principles set forth in this Code as well as all other applicable corporate policies and procedures.

You are accountable for reading, understanding and adhering to this Code. Further, compliance with all laws, rules and regulations related to Company activities is mandatory and your conduct must be such as to avoid even the appearance of impropriety. Failure to so comply could result in disciplinary action, up to and including termination of employment.

If you are uncertain about what to do, refer to the relevant section of this Code. If you are still unsure, speak with your supervisor or, if you prefer,  a member of the Company’s Corporate Ethics and Compliance Committee, if any.

In the Workplace

RenovaCare is committed to providing a diverse and inclusive work environment, free of all forms of unlawful discrimination, including any type of harassment.

Respect

The Company’s greatest strength lies in the talent and ability of its associates. Since working in partnership is vital to RenovaCare’s continued success, mutual respect must be the basis for all work relationships. Engaging in behavior that ridicules, belittles, intimidates, threatens or demeans, affects productivity, can negatively impact the Company’s reputation and may violate the law. You are expected to treat others with the same respect and dignity that any reasonable person may wish to receive, creating a work environment that is inclusive, supportive and free of harassment and unlawful discrimination.

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Equal Employment Opportunity

The talents and skills needed to conduct business successfully are not limited to any particular group of people. RenovaCare has a long-standing commitment to a meaningful policy of equal employment opportunity. The Company’s policy is to ensure equal employment and advancement opportunity for all qualified individuals without distinction or discrimination because of race, color, religion, gender, sexual orientation, gender identity, age, national origin, disability, covered veteran status, marital status or any other unlawful basis. As part of this commitment, RenovaCare will make reasonable accommodations for applicants and qualified employees.

Sexual Harassment and Other Discriminatory Harassment

Sexual harassment and other discriminatory harassment are illegal and violate Company policies. Actions or words of a sexual nature that harass or intimidate others are prohibited. Similarly, actions or words that harass or intimidate based on race, color, religion, gender, sexual orientation, gender identity, age, national origin, disability, covered veteran status, marital status or any other unlawful basis are also prohibited.

Corporate Governance Certification Program

The responsibility for maintaining the Company’s reputation for integrity and compliance rests in large measure on associates who guide its operations and others in particularly sensitive positions. The Corporate Governance Certification Program is designed to have you affirm your compliance with the standards contained in this Code and to help identify situations that may in fact, or in appearance, involve conflicts of interest or other improper conduct. If you are required to complete or update a Corporate Governance Certificate, you must do so in a timely and forthright manner with accurate responses. Above all, you must remember that any act that gives the appearance of being improper can damage RenovaCare’s reputation and impair the public’s confidence in the Company. All such acts must be avoided.

You must acknowledge that you have read and understand this Employee Code of Corporate Governance and Ethics.

Conflicts of Interest

Company policy prohibits conflicts of interest. A “conflict of interest” occurs when your private interest interferes in any way with the interests of RenovaCare. In addition to avoiding conflicts of interest, you should also avoid even the appearance of a conflict. A conflict situation can arise when you or a member of your family takes actions or has interests that may make it difficult for you to perform your work for the Company objectively and effectively. A conflict of interest can also arise when you or a member of your family receives improper personal benefits as a result of your position at RenovaCare. Though it is impossible to list every activity or situation that could present a problem, certain of the more obvious ones are noted below.

Corporate Opportunities

You owe a duty to RenovaCare to advance its legitimate interests. You are prohibited from competing with the Company and from using corporate property, information or position for personal opportunities or gain. You may not use or offer for use RenovaCare resources (time, technology, property or information) for non-RenovaCare business.

Outside Activities

Officer or Director of Another Business

Officers and employees may not serve as a director, officer, trustee, partner or in any other principal position of another for-profit or publicly held organization or company without the prior approval of RenovaCare’s Chief Executive Officer (or a designee). Such requests for approval should be directed through the office of the Chief Compliance Officer. You should obtain approval from RenovaCare’s Chief Executive Officer (or a designee), before agreeing to serve on the board or in a principal position of a trade or professional association or of a non-profit organization. In any event, these outside activities must not impact in any way your daily job responsibilities in your current position.

Second Job

Your first loyalty as an employee is to the Company. Because employment outside of RenovaCare could interfere with your responsibilities to RenovaCare or be detrimental to the Company, you are encouraged to discuss the situation with the Chief Executive Officer or the Chairperson of the Corporate Ethics and Compliance Committee.

Communication of Conflicts

All potential and actual conflicts of interest or material transactions or relationships that reasonably could be expected to give rise to such a conflict or the appearance of such a conflict must be disclosed. If you have any doubt about whether a conflict of interest exists after consulting this Code, you should seek assistance from the Corporate Ethics and Compliance Committee.

Compliance with Laws, Rules and Regulations

You are required to comply fully with all laws, rules and regulations affecting RenovaCare’s business and its conduct in business matters. Regarding international operations, it is expected that the Company will comply with the laws of the countries in which we operate. Where Company policy differs from local law or custom, you should follow the more restrictive policy. Because the laws that are applicable to the Company’s businesses are often very complex and penalties for violations are severe, you should consult the Chief Executive Officer, who may direct you to our legal counsel, if you have any questions or concerns. If you suspect or become aware of a violation by an employee or the Company, it is your responsibility to report this immediately. Certain key laws are listed below.

Insider Trading

It is unlawful to buy or sell securities on the basis of material, non-public information (whether such information is gained in the course of employment or otherwise) for Company-owned or managed accounts, for personal accounts, or for any accounts that associates may influence, including, but not limited to, accounts of family members. This type of activity is known as “insider trading” and is prohibited by securities laws and Company policy.

Information may be material if there is a substantial likelihood that the information would affect the price of the security or that a reasonable investor would consider the information significant in deciding whether to buy or sell a security. Information is considered to be non-public if it has not been disclosed to the public. Generally, information is considered disclosed to the public if it has been published in newspapers or other media, has been the subject of a press release or a public filing with the SEC and, in all cases, at least 48 hours has passed since the publication, release or filing.

Substantial penalties may be assessed against people who trade while in possession of material inside information and can also be imposed upon companies and so-called controlling persons such as officers and directors, who fail to take appropriate steps to prevent or detect insider trading violations by their employees or subordinates. If you violate the Company’s insider trading policy, sanctions imposed by law enforcement officials, as well as Company-imposed sanctions, up to and including termination of employment, could result.

Antitrust

Antitrust laws are designed to preserve and foster free and open competition and thereby assure reasonable prices, efficient services and a productive economy. Any activity that reduces or limits free and open competition is subject to antitrust scrutiny. Deliberate or even accidental violations of these laws must not occur. For example, the Company may not agree with competitors to fix prices or terms of financial services, to designate pre-determined geographical areas where each will do business or to boycott anyone.

Money Laundering

Money laundering involves an attempt to conceal the true source of funds and typically takes one of two forms. There are transactions used to transform the proceeds from illicit activities into funds with an apparently legal source and there are transactions that take legitimate funds and funnel them through organizations to fund illegitimate activities, such as terrorism. Money laundering often involves complex financial transactions and encompasses many different types of financial products and services.

Under the existing money laundering laws of the U.S., it is a crime if you engage knowingly in a financial transaction that involves proceeds from criminal activities or is intended to promote illegal activity. Such knowledge includes “willful blindness” to the legitimacy of the source of the funds. Severe penalties, including substantial fines and even imprisonment, can be imposed on companies and their associates for involvement in or failure to report actual or even suspicious activities relating to money laundering.

Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (FCPA) prohibits the giving or offering of money or anything of value, including gifts or services:

·	directly or indirectly to a foreign official, a foreign political party or an official or candidate of that party, an officer or employee of the United Nations or other public international organization or a representative of any foreign official,

·	for the purpose of influencing any act or decision by a foreign official, or for the purpose of persuading a foreign official to use the official’s influence to affect any act or decision of a foreign government or agency or public international organization, or for the purpose of securing any improper advantage, and

·	to assist the Company in doing business.

The FCPA does not prohibit any of the following:

·	payments of reasonable and bona fide expenses, such as travel and lodging, that are directly related to the promotion, demonstration or explanation of a product or service, so long as the payment is not for a corrupt purpose,

·	payments that are legal under a foreign country’s written laws or regulations, and

·	“facilitating” or “expediting” payments of small value to effect routine, non-discretionary governmental action (unrelated to the process of awarding business), such as obtaining visas, arranging for utility hookups or the like, where the practice is usual or customary in the country concerned.

While the law allows certain payments to foreign officials to facilitate routine government actions, determining what is a permissible “facilitating” payment involves difficult legal judgments. Therefore, except for legally prescribed fees and similar payments, no payment or gift may be made to a foreign official related to business activities unless the transaction is approved in advance by the General Counsel or a designee. You should make every effort to eliminate or minimize such payments. If such payments are approved, they must be properly recorded in the Company’s books and records.

RenovaCare and its associates will not directly or indirectly engage in bribery, kickbacks, payoffs or other corrupt business practices, in their relations with governmental agencies or customers.

Boycotts

U.S. anti-boycott laws and regulations prohibit or severely restrict the Company from participating in boycotts against countries friendly to the U.S. and require us to report both legal and illegal boycott requests to the government.

Financial Management and Disclosure

The Company’s goal and intention is to comply with the laws, rules and regulations by which we are governed. In fact, we strive to comply not only with requirements of the law but also with recognized compliance practices. All illegal activities or illegal conduct are prohibited whether or not they are specifically set forth in this Code. Where law does not govern a situation or where the law is unclear or conflicting, you should discuss the situation with the Chief Financial Officer or Chief Executive Officer and management should seek advice from the Company’s General Counsel. Business should always be conducted in a fair and forthright manner. Directors, officers and employees are expected to act according to high ethical standards.

The continuing excellence of the Company’s reputation depends upon our full and complete disclosure of important information about the Company that is used in the securities marketplace. Our financial and non- financial disclosures and filings with the SEC must be transparent, accurate and timely. Proper reporting of reliable, truthful and accurate information is a complex process involving cooperation between many departments and disciplines. We must all work together to insure that reliable, truthful and accurate information is disclosed to the public. The Company must disclose to the SEC, current security holders and the investing public information that is required, and any additional information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by the Chief Financial Officer and/or Chief Executive Officer.

The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by Chief Financial Officer, Chief Executive Officer and, upon request, other employees in the disclosure process is a requirement of this Code.

Officers and employees must fully comply with their disclosure responsibilities in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

Accounting Standards

RenovaCare maintains its accounting records and prepares its financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and with statutory accounting principles, as promulgated by the Securities and Exchange Commission and other regulating authorities. If you are aware or have reason to believe that there are violations of either law or policy regarding the Company’s financial records or operations, you are obligated to report such information promptly.

Audits and Outside Examinations

There may be occasions when the operations of RenovaCare are subject to audit or examination. These reviews may be conducted by the Company’s external auditor, state and federal regulatory agencies. Both the law and RenovaCare policy require that you cooperate fully with all appropriate requests for information, and prohibit attempting to influence, interfere with or provide inaccurate information in response to a legitimate audit or examination request. You may not fraudulently influence, mislead, manipulate or coerce outside auditors if you know or you are unreasonable in not knowing that by doing so you could render the financial statements materially misleading or affect the auditors in other ways. If you are contacted by an outside agency regarding a financial examination or audit, you must immediately notify the Chief Executive Officer or the Chief Financial Officer before responding. If the contact is initiated by a state or federal agency you should contact the Corporate Ethics & Compliance Committee.

Protection and Proper Use of Company Assets

Safeguarding and appropriately using Company assets, whether those assets take the form of paper files, electronic data, computer resources, trademarks or otherwise, is critical.

Confidentiality

RenovaCare is committed to preserving customer and employee trust. All information, whether it is business, customer or employee-related, must be treated in a confidential manner, and disclosing it is limited to those people who have an appropriate business or legal reason to have access to the information. You need to take special precautions when transmitting information via e-mail, fax, the Internet or other media. Remember to treat all such communications as if they were public documents and printed on letterhead.

In addition, Company meetings are confidential. You may not use audio or video equipment to record these meetings without the specific prior authorization of the head of your department.

Technology

Safeguarding computer resources is critical because the Company relies on technology to conduct daily business. Software is provided to enable you to perform your job and is covered by federal copyright laws. You cannot duplicate, distribute or lend software to anyone unless permitted by the license agreement.

RenovaCare provides electronic mail (e-mail) and Internet access to assist and facilitate business communications. All information stored, transmitted, received, or contained in these systems is the Company’s sole property and is subject to its review at any time. All e-mail and Internet use must be consistent with RenovaCare’s policies, practices and commitment to ensuring a work environment where all persons are treated with respect and dignity. Because these systems provide access to a worldwide audience, you should act at all times as if you are representing RenovaCare to the public, and should preserve RenovaCare’s system security and protect its name and trademarks. You must act responsibly and adhere to all laws and Company policies when using e-mail or the Internet.

You must use your computer appropriately in accordance with Company standards and be sure to secure both the computer and all data from loss, damage or unauthorized access.

Intellectual Property: Patents, Copyrights and Trademarks

Except as otherwise agreed to in writing between the Company and an officer or employee, all intellectual property you conceive or develop during the course of your employment shall be the sole property of the Company. The term intellectual property includes any invention, discovery, concept, idea, or writing whether protectable or not by any United States or foreign copyright, trademark, patent, or common law including, but not limited to designs, materials, compositions of matter, machines, manufactures, processes, improvements, data, computer software, writings, formula, techniques, know-how, methods, as well as improvements thereof or know-how related thereto concerning any past, present, or prospective activities of the Company. Officers and employees must promptly disclose in writing to the Company any intellectual property developed or conceived either solely or with others during the course of your employment and must render any and all aid and assistance, at our expense to secure the appropriate patent, copyright, or trademark protection for such intellectual property.

Works of authorship including literary works such as books, articles, and computer programs; musical works, including any accompanying words; dramatic works, including any accompanying music; pantomimes and choreographic works; pictorial, graphic, and sculptural works; motion pictures and other audiovisual works; sound recordings; and architectural works are protected by United States and foreign copyright law as soon as they are reduced to a tangible medium perceptible by humans with or without the aid of a machine. A work does NOT have to bear a copyright notice in order to be protected and without the copyright owner’s permission, no one may make copies of the work, create derivative works, distribute the work, perform the work publicly, or display the work publicly.

Copyright laws may protect items posted on a website. Unless a website grants permission to download the Internet content you generally only have the legal right to view the content. If you do not have permission to download and distribute specific website content you should contact the Company’s General Counsel. If you are unclear as to the application of this Intellectual Property Policy, or if questions arise, please consult with the Company’s General Counsel.

Additional Matters Pertaining to Directors

Annex A hereto, which is incorporated herein by reference, applies to the Company’s directors.

Administration

Reporting of Any Illegal or Unethical Behavior; Points of Contact

If you are aware of any illegal or unethical behavior or if you believe that an applicable law, rule or regulation or this Code has been violated, the matter must be promptly reported to the Chief Executive Officer, the Chief Financial Officer or the Corporate Ethics & Compliance Committee. In addition, if you have a concern about the Company’s accounting practices, internal controls or auditing matters, you should report your concerns to these same persons or entities. If you have questions about anything in this Code or if you believe RenovaCare or an associate is violating the law or Company policy or engaging in conduct that appears unethical you may contact anyone of the foregoing entities.  You should take care to report violations to a person who you believe is not involved in the alleged violation. All reports of alleged violations will be promptly investigated and, if appropriate, remedied, and if legally required, immediately reported to the proper governmental authority.

You will be expected to cooperate in assuring that violations of this Code are promptly addressed. RenovaCare has a policy of protecting the confidentiality of those making reports of possible misconduct to the maximum extent permitted by law. In no event will there be any retaliation against someone for reporting an activity that he or she in good faith believes to be a violation of any law, rule, regulation, internal policy or this Code. Any supervisor intimidating or imposing sanctions on someone for reporting a matter will be subject to discipline up to and including termination.

You should know that it is unlawful to retaliate against a person, including with respect to their employment, for providing truthful information to a law enforcement officer relating to the possible commission of any federal offense. Employees who allege that they have been retaliated against for providing information to a federal agency, Congress or a person with supervisory authority over the employee about suspected fraud may file a complaint with the Department of Labor, or in federal court if the Department of Labor does not take action.

Responding to Improper Conduct

This Code will be enforced on a uniform basis for everyone without regard to his or her position. Violators of this Code will be subject to disciplinary action. Supervisors and managers of a disciplined employee or an employee reporting a violation may also be subject to disciplinary action for failure to properly oversee an employee’s conduct, or for retaliation against an employee who reports a violation.

The response will depend upon a number of factors including whether the improper behavior involved illegal conduct. Disciplinary action may include, but is not limited to, reprimands and warnings, probation, suspension, demotion, reassignment, reduction in compensation or termination. In any disciplinary action arising from violations of this Code, prior truthful disclosure, or the failure to fully disclose the issue and all pertinent information with respect to the issue, will weigh heavily in the disposition of the matter. Certain actions and omissions prohibited by the Code might also be unlawful and could lead to individual criminal prosecution and, upon conviction, to fines and imprisonment.

Waivers of or exceptions to this Code will be granted only under exceptional circumstances. There shall be no amendment or modification to this Code except by a vote of the Board of Directors or a designated board committee that will ascertain whether an amendment or modification is appropriate. In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be made publicly available.

Annex A

To

RENOVCARE, INC.

Amended Code of Corporate Governance And Ethics

Provisions Related to Directors

1. Responsibilities and Functions of Board of Directors

The Board of Directors, elected each year by the Company’s stockholders at an annual meeting of stockholders, fosters and encourages an environment of strong disclosure controls and procedures, including internal controls, financial accountability, high ethical standards and compliance with applicable policies, laws and regulations. The primary responsibility of members of the Company's Board of Directors is to uphold the best interests of the Company and its stockholders as a whole by overseeing the management of the Company's business and affairs. While the Board may call special meetings in order to address specific needs of the Company from time to time, it is generally expected that the Board of Directors will meet at regular intervals and are expected to hold approximately four meetings or more per fiscal year during which the Board will perform a number of specific functions, including but not limited to:

a.	Reviewing and discussing the performance of the Company, as well as any immediate issues facing the company;
b.	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

c.	Ensuring processes are in place for maintaining the integrity of its financial statements, the integrity of compliance with law and ethics and
d.	Assessing and reviewing major risks facing the Company and planning options, if any, for their mitigation.

Board members are encouraged to suggest the inclusion of item(s) for the agenda for each quarterly meeting of the Board of Directors in consultation with each other and senior management of the Company. It is expected that each Director will make every effort to attend each Board meeting. While attendance in person is preferred, attendance by teleconference is permitted if necessary under the circumstances. The proceedings and deliberations of the Board are confidential. Each Director will maintain the confidentiality of information received in connection with his or her service as a Director.

2. Board Access to Management

At all times, Board members shall be able to freely access Company management without hindrance or undue delay while ensuring that such contact is not distracting to the business operations of the Company and that such contact, if in writing, is copied to the Chairman and Chief Executive Officer. In addition, management may be invited to attend Board meetings, during which time management may brief the Board on items of particular interest and/or concern. Senior management is encouraged to offer presentations at such meetings by individuals who can provide additional insight into items being considered or who may have potential for greater responsibility and should be given exposure to the Board.

3. Board Access to Independent/Outside Advisors

As may be required by applicable law or rule, the Board of Directors has the authority, when it should be deemed necessary to carry out its duties, to retain independent legal, financial or other advisors and to approve each such advisor's fees and other retention terms at the expense of the Company.

4. Size of Board

The Company's Bylaws provides that the number of Directors shall be fixed from time to time by the Board of Directors, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain the Company’s required expertise but not too large to function efficiently. At this time, the Board of Directors believes that the optimal number of Board members is five (5), while recognizing and allowing however, for changing circumstances that may warrant a higher or lower number from time to time.

5. Ethics and Conflicts of Interest of the Board

All Directors, as well as officers and employees, are expected to act ethically at all times and to acknowledge their adherence to the policies comprising the Company's Code of Ethics. At any time that a Board member develops an actual or potential conflict of interest with the Company, the conflict should be reported without delay to the Chairman of the Board and Chief Executive Officer. In the event that a conflict of interest cannot be effectively resolved, the Board member shall resign. Should a member of the Board or any member of his or her immediate family have a matter before the Board in which they have a personal interest, then this interest and the material facts and relationships relating thereto must be disclosed promptly. Furthermore, if a Board member becomes aware of a business opportunity that could be of potential benefit to the Company, then he or she must first introduce this opportunity to the Board of Directors for consideration and not endeavor to profit personally from the opportunity unless the Company declines to pursue it.

6. Criteria and Selection of Board Membership

The Board of Directors is responsible to the Company’s stockholders for identifying and recommending the most qualified Director candidates to fill newly created directorship positions and vacancies and further recommend these candidates for election by stockholders. Directors should possess the highest personal and professional ethics, responsibility, fairness, integrity and values and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company’s general counsel or its Chief Financial Officer shall be responsible for providing an orientation for all new Directors and for periodically providing materials or briefing sessions on subjects that would assist Directors in discharging their duties. Each new Director shall, within six weeks of election to the Board, spend a reasonable amount of time at corporate headquarters for an in-depth overview of the Company's strategic plans, its financial statements and key policies and practices. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or in the event that a conflict of interest cannot be effectively resolved.

7. Term Limits for Board Members

There is no time term-limit for service to the Board, nor does the Board believe that a term limit should be established. By abstaining from term limits, the Company believes it can successfully retain Board members who, over time, have been able to garner industry knowledge and are intimate with the Company’s operations. Such Directors are able to significantly contribute to the Board’s function since they have helped to foster the Company’s corporate vision and better understand industry trends.

8. Outside Board Directorships

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. Since service to the Company’s Board of Directors may require significant time and responsibility commitments, although not mandatory, Board members are encouraged to limit the number of public company boards that they may concurrently serve on to four. Board members shall notify the Chairman and Chief Executive Officer of any and/or all other public company boards on which they may serve or to which they have received an invitation to serve prior to accepting such positions.

9. Board Performance Assessment and Review

Meaningful Board evaluation may require a self-assessment of the effectiveness of the full Board and individual Directors. Accordingly, the Board shall perform an annual self-evaluation through its Directors. This review may require establishing protocols and procedures for evaluation of individual Board members in order to ensure that each sitting member brings expertise that is relevant to the Company’s needs at that time and that the skills and contributions of the Directors are conducive to the Board’s function as a group. While individual Board member review may be of value, the purpose of this evaluation is to increase the effectiveness of the Board, not to focus on the performance of individual Board members.

10. Stock Option Grants and Cash Compensation

Directors, Officers, employees of and consultants to the Company, selected by the Board of Directors may be eligible to receive stock grants in accordance with the terms of the Company’s Incentive Stock Compensation Plan, as in effect from time to time. The grant may be in the form of a stock award, restricted stock purchase offer, incentive stock option or a non-statutory option. The Board of Directors designates the times at which the grant will be made, the type and number of options (and the number of shares subject to those options) or stock awards to be granted. In addition Board members may be eligible for cash compensation in accordance with the Company’s compensation guidelines. All Board members will be reimbursed for travel and related meeting attendance expenses.

11. Prohibition on Personal Loans

The Company and the Board of Directors will not engage in offering or making available credit or loan arrangements to any member of the Board or the Company’s executive management.

Acknowledgment

of

Receipt Of Code of Corporate Governance And Ethics

I have received and read the Company's Code of Corporate Governance and Ethics (including to the extent applicable, Annex A thereto). I understand the standards and policies contained in the Company Code of Corporate Governance and Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Company Code of Corporate Governance and Ethics. If I have questions concerning the meaning or application of the Company Code of Corporate Governance and Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult the Chief Executive Officer, Chief Financial Officer or a member of the Corporate Ethics & Compliance Committee, if any, knowing that my questions or reports to these sources will be maintained in confidence.

Signature:	/s/Robin Robinson 08-12-19 ________________	Date: August 15, 2019

Name (print):	Robin Robinson

Title:	Vice President, Scientific Affairs

EXHIBIT B

TO THE RENOVACARE, INC.—ROBIN ROBINSON

CONSULTING AGREEMENT

DATED

AUGUST 15, 2019

****

COMPENSATION

The parties agree that fees for the Services and any subsequently agreed upon Services to be provided shall be paid to Consultant as follows:

1. Cash Compensation. Consultant shall receive $5,000.00 monthly. Additionally, any work performed in excess of sixteen hours will be compensated at the rate of $500.00 per hour to a maximum of $10,000 per month. Consultant will track time spent on projects and provide a summary and invoice when compensation exceeds $5,000.00 in a month. Consultant will provide a summary for any month if requested by the Company.

2.        Equity Compensation. At the discretion of the Company’s Board of Directors, Consultant shall be eligible for equity stock options or equity awards pursuant to the Company’s equity incentive compensation plans in effect from time to time.

3. Other Benefits. [None]

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EXHIBIT C

TO THE RENOVCARE, INC.—ROBIN ROBINSON

CONSULTING AGREEMENT

DATED

AUGUST 15, 2019

****

ALLOWABLE Expenses

The Company shall reimburse the Consultant for reasonable costs associated with the Consultant’s travel on behalf of the Company and for such other reasonable expenses incurred by the Executive on behalf of the Company; provided, however, that any expenditure in excess of $250 will first require the Company’s approval.

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EXHIBIT D

TO THE RENOVACARE, INC.—ROBIN ROBINSON

CONSULTING AGREEMENT

DATED

AUGUST 15, 2019

****

Confidential information and
invention assignment agreement

[See Attached]

RENOVACARE, INC.

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

Confidential Information and Invention Assignment Agreement is dated as of August 15, 2019, by and between RenovaCare, Inc., a Nevada corporation (the “RCAR”), and Robin Robinson, an individual having his place of business in Dickerson, Maryland (“Consultant”).

As a condition of becoming retained (or Consultant’s consulting relationship being continued) by RCAR, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of Consultant’s consulting relationship with the Company and receipt of the compensation now and hereafter paid by the Company, the receipt of Confidential Information (as defined below) while associated with the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant hereby agrees to the following:

1.                  Relationship. This Confidential Information and Invention Assignment Agreement (this “Agreement”) will apply to Consultant’s consulting relationship with the Company. If that relationship ends and the Company, within one (1) year thereafter, either employs Consultant or re-engages Consultant as a consultant, this Agreement will also apply to such later employment or consulting relationship, unless the parties hereto otherwise agree in writing. Any employment or consulting relationship between the parties hereto, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.”

2.                  Applicability to Past Activities. The Company and Consultant acknowledge that Consultant may have performed work, activities, services or made efforts on behalf of or for the benefit of the Company, or related to the current or prospective business of the Company in anticipation of Consultant’s involvement with the Company, that would have been “Services” if performed during the term of this Agreement, for a period of time prior to the Effective Date of this Agreement (the “Prior Consulting Period”). Accordingly, if and to the extent that, during the Prior Consulting Period: (i) Consultant received access to any information from or on behalf of the Company that would have been Confidential Information (as defined below) if Consultant received access to such information during the term of this Agreement; or (ii) Consultant (a) conceived, created, authored, invented, developed or reduced to practice any item (including any intellectual property rights with respect thereto) on behalf of or for the benefit of the Company, or related to the current or prospective business of the Company in anticipation of Consultant’s involvement with the Company, that would have been an Invention (as defined below) if conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement; or (b) incorporated into any such item any pre-existing invention, improvement, development, concept, discovery or other proprietary information that would have been a Prior Invention (as defined below) if incorporated into such item during the term of this Agreement; then any such information shall be deemed “Confidential Information” hereunder and any such item shall be deemed an “Invention” or “Prior Invention” hereunder, and this Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement.

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3.                  Executive Services Consulting Agreement. Consultant has entered into an agreement with the Company on or about the date hereof to provide various services to the Company (the “Consulting Agreement”). The services rendered by Consultant under the Consulting Agreement are referred to herein as the “Services” and this Agreement is intended to supplement and form an integral part of the Consulting Agreement.

4.                  Confidential Information.

(a)               Protection of Information. Consultant understands that during the Relationship, the Company intends to provide Consultant with certain information, including Confidential Information (as defined below), without which Consultant would not be able to perform Consultant’s duties to the Company. Consultant further acknowledges and understands that, at all times during the term of the Relationship and thereafter, Consultant shall hold in strictest confidence, and not use, except for the benefit of the Company to the extent necessary to perform the Services and in pursuance of his relationship with the Company, and, accordingly, will not disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information that Consultant obtains from the Company or otherwise obtains, accesses or creates in connection with, or as a result of, the Services during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved. Consultant shall not make copies of such Confidential Information except as authorized by the Company or in the ordinary course of the provision of Services. Consultant will segregate Confidential Information from the confidential materials of third parties to prevent commingling.

(b)               Confidential Information. Consultant understands that “Confidential Information” means any and all information and physical manifestations thereof not generally known or available outside the Company and information and physical manifestations thereof entrusted to the Company in confidence by third parties, whether or not such information is patentable, copyrightable or otherwise legally protectable. Confidential Information includes, without limitation: (i) Company Inventions (as defined below); and (ii) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to Consultant by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation.

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The Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Consultant understands and agrees that Confidential Information developed by him or her in the course of his engagement with the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Consultant in the first instance. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of the Consultant or person(s) acting on the Consultant’s behalf.

(c)               Third Party Information. Consultant’s agreements in this Agreement are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. During the term of the Relationship and thereafter, Consultant will not improperly use or disclose to the Company any confidential, proprietary or secret information of Consultant’s former clients or any other person, and Consultant will not bring any such information onto the Company’s property or place of business.

(d)               Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

(e)               U.S. Defend Trade Secrets Act. Notwithstanding the foregoing, the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

(f)                Disclosure Required by Law. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Consultant shall provide written notice of any such order to the Company’s Chief Executive Officer or Chief Operating Officer within forty-eight (48) hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

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5.                  Ownership of Inventions.

(a)               Inventions Retained and Licensed. Consultant has attached hereto, as Exhibit A, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date: (i) have been created by or on behalf of Consultant, and/or (ii) are owned exclusively by Consultant or jointly by Consultant with others or in which Consultant has an interest, and that relate in any way to any of the Company’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company hereunder (collectively “Prior Inventions”); or, if no such list is attached, Consultant represents and warrants that there are no such Inventions at the time of signing this Agreement, and to the extent such Inventions do exist and are not listed on Exhibit A, Consultant hereby forever waives any and all rights or claims of ownership to such Inventions. Consultant understands that Consultant’s listing of any Inventions on Exhibit A does not constitute an acknowledgement by the Company of the existence or extent of such Inventions, nor of Consultant’s ownership of such Inventions.

(b)               Use or Incorporation of Inventions.

(i)                 Consultant shall not use, disclose or disseminate any of the Company’s Confidential Information except as specifically permitted in this Section 5. Consultant may use the Confidential Information of the Company solely to perform the Services, his obligations under this Agreement, and in pursuance of Relationship, for the benefit of the Company. Consultant will exercise the same degree of care as it takes to protect his own confidential information, but in no event less than reasonable care. .

(ii)              If in the course of the Relationship, Consultant uses or incorporates into any of the Company’s products, services, processes or machines any Invention not assigned to the Company pursuant to Section 5(d).. of this Agreement in which Consultant has an interest, Consultant will promptly so inform the Company in writing. Whether or not Consultant gives such notice, Consultant hereby irrevocably grants to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute such Invention under all applicable intellectual property laws without restriction of any kind. The Consultant may not incorporate any Inventions into any business, venture, academic, other pursuit that Consultant may engage in during or following the termination of the Relationship. The Consultant may not incorporate any Company Inventions into any business, venture, academic, other pursuit that Consultant may engage in during or following the termination of the Relationship.

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(c)               Inventions. Consultant understands that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, modifications, improvements, derivative works, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. Consultant understands this includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. Consultant understands that “Company Inventions” means any and all Inventions that Consultant or Consultant’s personnel may solely or jointly author, discover, develop, conceive, or reduce to practice in connection with, or as a result of, the Services performed for the Company or otherwise in connection with the Relationship, except as otherwise provided in Section 5(i) below.

(d)               Assignment of Company Inventions. Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns and agrees to assign to the Company, or its designee, all of Consultant’s right, title and interest throughout the world in and to any and all Company Inventions and all patent, copyright, trademark, trade secret and other intellectual property rights and other proprietary rights therein. Consultant hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that Consultant now has or may hereafter have for infringement of any and all Company Inventions. Any assignment of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. If Consultant has any rights to the Company Inventions, other than Moral Rights, that cannot be assigned to the Company, Consultant hereby unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, distribute, display, perform, prepare derivative works of and otherwise modify, make, have made, sell, offer to sell, import, practice methods, processes and procedures and otherwise use and exploit, such Company Inventions.

(e)               Work for Hire.  The Consultant agrees that all marketing, operating and training ideas, sourcing data, processes and materials, including all inventions, discoveries, improvements, enhancements, written materials and development related to the business of the Company (“Proprietary Materials”) to which the Consultant may have access or that the Consultant may develop or conceive while employed by the Company shall be considered works made for hire for the Company and prepared within the scope of employment and shall belong exclusively to the Company.  Any Proprietary Materials developed by the Consultant that, under applicable law, may not be considered works made for hire, are hereby assigned to the Company without the need for any further consideration, and the Consultant agrees to take such further action, including executing such instruments and documents as the Company may reasonably request, to evidence such assignment.

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(f)                No License. The Consultant understands that this Agreement does not, and shall not be construed to, grant the Consultant any license or right of any nature with respect to any Proprietary Materials, Moral Rights, any Confidential Information, materials, software or other tools made available to him or her by the Company, or other intellectual property rights relating thereto.

(g)               Maintenance of Records. Consultant shall keep and maintain adequate and current written records of all Company Inventions made or conceived by Consultant or Consultant’s personnel (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. Consultant shall not remove such records from the Company’s place of business or systems except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. Consultant shall deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 6 and Section 7.

(h)               Intellectual Property Rights. Consultant shall assist the Company, or its designee, at its expense, in every proper way in securing the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, Moral Rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive and shall never assert such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by Consultant’s subsequent incapacity.

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(i)                 Exception to Assignments. Subject to the requirements of applicable state law, if any, exempting certain Company Inventions, from the assignment provisions of this Agreement, Consultant understands that all Company Inventions must be, and are, assigned to the Company pursuant to this Agreement In order to assist in the determination of which inventions qualify for such state law exclusion, Consultant will advise the Company promptly in writing, during and for a period of forty-eight (48) months immediately following the termination of the Relationship, of all Inventions solely or jointly conceived or developed or reduced to practice by Consultant or Consultant’s personnel during the period of the Relationship.

6.                  Company Property; Returning Company Documents. Consultant acknowledges that Consultant has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that Consultant’s activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice. Consultant further acknowledges that any property situated on the Company’s premises or systems and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. At the time of termination of the Relationship, Consultant will deliver to the Company (and will not keep in Consultant’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by Consultant or Consultant’s personnel pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.

7.                  Termination Certification. In the event of the termination of the Relationship, Consultant shall sign and deliver the “Termination Certification” attached hereto as Exhibit B; however, Consultant’s failure to sign and deliver the Termination Certification shall in no way diminish Consultant’s continuing obligations under this Agreement.

8.                  Notice to Third Parties. During the periods of time during which Consultant is restricted in taking certain actions by the terms of Section 9. of this Agreement (the “Restriction Period”), Consultant shall inform any entity or person with whom Consultant may seek to enter into a business relationship (whether as an owner, employee, independent contractor or otherwise) of Consultant’s contractual obligations under this Agreement. Consultant acknowledges that the Company may, with or without prior notice to Consultant and whether during or after the term of the Relationship, notify third parties of Consultant’s agreements and obligations under this Agreement. Upon written request by the Company, Consultant will respond to the Company in writing regarding the status of Consultant’s engagement or proposed engagement with any party during the Restriction Period.

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9.                  Solicitation of Employees, Consultants and Other Parties. As described above, Consultant acknowledges that the Company’s Confidential Information includes information relating to the Company’s employees, consultants, customers and others, and Consultant will not use or disclose such Confidential Information except as authorized by the Company in advance in writing. Consultant further agrees as follows:

(a)               Employees, Consultants. During the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, Consultant shall not, directly or indirectly, solicit any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit employees or consultants of the Company, either for Consultant or for any other person or entity.

(b)               Other Parties. During the term of the Relationship, Consultant will not influence any of the Company’s clients, licensors, licensees or customers from purchasing Company products or services or solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

10.              No Change to Duration of Relationship. Consultant understands and acknowledges that this Agreement does not alter, amend or expand upon any rights Consultant may have to continue in the consulting relationship with, or in the duration of Consultant’s consulting relationship with, the Company under any existing agreements between the Company and Consultant, including without limitation the Consulting Agreement, or under applicable law.

11.              Representations and Covenants.

(a)       Facilitation of Agreement. Consultant shall execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.

(b)       No Conflicts. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement Consultant has entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by Consultant in confidence or in trust prior to or during the Relationship. Consultant will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. Consultant will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. Consultant represents and warrants that Consultant has listed on Exhibit C all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict Consultant’s ability to perform services for the Company or Consultant’s ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict Consultant’s ability to perform Consultant’s duties for the Company or any obligation Consultant may have to the Company. Consultant shall not enter into any written or oral agreement that conflicts with the provisions of this Agreement.

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(c)       No Other Consulting Agreements. Consultant represents and warrants that Consultant does not presently perform nor will he perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way, in the opinion of the Company, involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement or would adversely affect the Consult’s ability to perform the Services hereunder. If, however, Consultant desire to perform such services for a third party, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines, in its so discretion, that such work conflicts with the terms of this Agreement, the Consultant shall not undertake such engagements. Nothing herein shall be deemed to release the Consultant with respect to his obligations with respect to the Confidential Information pursuant to this Agreement.

(d) Non-Competition and Non-Solicitation and Non-Circumvention.

1.                  (i) Non-Competition. Except as authorized by the Company’s Board of Directors, during the term of the Relationship and for a period of twelve (12) months thereafter, the Consultant will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; or (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership (provided such ownership interest is acquired solely for investment purposes) or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any Company Business carried on or planned to be carried on (if such plans were developed the term of the Relationship) by the Company; and “Company Business” means the Company’s business activities and operations as conducted during the term of the Relationship and all products conceived, planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or planned by the Company, during your relationship with the Company. The Company acknowledges that Consultant is engaged in the investigation and development of technologies and products for wound healing and diabetic ulcers.

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(ii)       Non-Solicitation and Non-Circumvention. For a period of twelve (12) months following the termination of the Relationship, the Consultant will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the term of this Agreement, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of the Relationship. Without limiting the foregoing, the Consultant shall not, directly or indirectly (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the term of Relationship, to terminate his or her employment relationship with the Company or to become employed or engaged by the Consultant or any individual or entity by which the Consultant are employed or for which you are acting as a consultant or other advisory capacity, and/or (ii) interfere in any other way with the employment, or other relationship, of any employee of, or consultant to, the Company.

(iii)        Injunctive Relief.  The Consultant acknowledges and agrees that the covenants and obligations of the Consultant set forth in this Agreement relate to special, unique and extraordinary Services rendered by the Consultant to the Company and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Consultant agrees that the Company shall be entitled to seek an injunction, restraining order or other temporary or permanent equitable relief (without the requirement to post bond) restraining the Consultant from committing any violation of the covenants and obligations contained herein.  These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

(e)       Voluntary Execution. Consultant certifies and acknowledges that Consultant has carefully read all of the provisions of this Agreement, that Consultant understands and has voluntarily accepted such provisions, and that Consultant will fully and faithfully comply with such provisions.

12.              Electronic Delivery. Nothing herein is intended to imply a right to participate in any of the Company’s equity incentive plans, however, if Consultant does participate in such plan(s), the Company may, in its sole discretion, decide to deliver any documents related to Consultant’s participation in the Company’s equity incentive plan(s) by electronic means or to request Consultant’s consent to participate in such plan(s) by electronic means. Consultant hereby consents to receive such documents by electronic delivery and agrees, if applicable, to participate in such plan(s) through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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13.              Miscellaneous.

(a)               Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Nevada, without giving effect to principles of conflicts of law. Consultant acknowledges that he may not have the rights and privileges under applicable Nevada law that he might otherwise have under the applicable laws of the United Kingdom with respect to this Agreement which he hereby knowingly and willingly waives.

(b)               Entire Agreement. Except as described in Section Section 3, this Agreement sets forth the entire agreement and understanding between the Company and Consultant relating to its subject matter and merges all prior discussions between the parties to this Agreement. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company. Any subsequent change or changes in Consultant’s duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c)               Successors and Assigns. This Agreement will be binding upon Consultant’s successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(d)               Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(e)               Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. The Company and Consultant have attempted to limit Consultant’s right to use, maintain and disclose the Company’s Confidential Information, and to limit Consultant’s right to solicit employees and customers only to the extent necessary to protect the Company from unfair competition. Should a court of competent jurisdiction determine that the scope of the covenants contained in Section 9 and 11 exceed the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be reasonable and enforceable under the circumstances existing at that time. In the event that any court or government agency of competent jurisdiction determines that, notwithstanding the terms of the Consulting Agreement specifying Consultant’s Relationship with the Company as that of an independent contractor, Consultant’s provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship between Consultant and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of this Agreement.

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(f)                Remedies. Consultant acknowledges that violation of this Agreement by Consultant may cause the Company irreparable harm, and therefore Consultant agrees that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

(g)               Advice of Counsel. Consultant acknowledges THAT, IN EXECUTING THIS AGREEMENT, Consultant Has HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND Consultant Has read and understands ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(h)               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i)                 Effective Date. Regardless of the date on which this Agreement is executed by the parties hereto, the effective date of this Agreement is August 15, 2019.

[Signature Page Follows]

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SIGNATURES

The parties have executed this Confidential Information and Invention Assignment Agreement on the respective dates set forth below, to be effective as of the Effective Date.

the company:

renovacare, Inc.

By: /s/Jatinder (Jay) S. Bhogal 08-15-19

(Signature)

Name: Jatinder (Jay) S. Bhogal

Title: Chief Operating Officer

Address:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Jay S. Bhogal

Facsimile: 604-336-8609

Email Address: jsbhogal@renovacareinc.com

CONSULTANT:

ROBIN ROBINSON, PH.D.

/s/Robin Robinson 08-12-19
(Signature)

20419 Peach Tree Road

Dickerson, MD 20842

301-349-4035 (home)

240-330-9951 (mobile)

Email: robinsor1@comcast.net

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EXHIBIT A

to the Confidential Information and Invention Assignment Agreement dated AUGUST 15, 2019 by and between

Renovacare, Inc., and ROBIN ROBINSON

2

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED UNDER SECTION

The following is a list of all Inventions that, as of the Effective Date: (A) have been created by Consultant or on Consultant’s behalf, and/or (B) are owned exclusively by Consultant or jointly by Consultant with others or in which Consultant has an interest, and that relate in any way to any of the Company’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company hereunder: NONE

Title	Date	Identifying Number or Brief Description

Except as indicated above on this Exhibit A, Consultant has no inventions, improvements or original works to disclose pursuant to Section 5(a) of this Agreement.

___ Additional sheets attached

Signature of Consultant:

Print Name of Consultant: ROBIN ROBINSON

Date: August 15, 2019

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EXHIBIT B

to the Confidential Information and Invention Assignment Agreement dated AUGUST 15, 2019 by and between

Renovacare, Inc., and ROBIN ROBINSON

TERMINATION CERTIFICATION

This is to certify that Consultant does not have in Consultant’s possession, nor has Consultant failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to RenovaCare, Inc., a Nevada corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

Consultant further certifies that Consultant has complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) signed by Consultant, including the reporting of any Inventions (as defined therein), conceived or made by Consultant or Consultant’s personnel (solely or jointly with others) covered by the Confidentiality Agreement, and Consultant acknowledges Consultant’s continuing obligations under the Confidentiality Agreement.

Consultant further agrees that, in compliance with the Confidentiality Agreement, Consultant will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Consultant further agrees that for twelve (12) months immediately following the termination of Consultant’s Relationship with the Company, Consultant shall not either directly or indirectly solicit any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit employees or consultants of the Company, either for Consultant or for any other person or entity.

Further, Consultant agrees that Consultant shall not use any Confidential Information of the Company to influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date: 08-12-19	Consultant:

/s/Robin Robinson 08-12-19

ROBIN ROBINSON
(Signature)

EXHIBIT C

to the Confidential Information and Invention Assignment Agreement dated AUGUST 15, 2019 by and between

Renovacare, Inc., and RoBIN ROBINSON

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LIST OF CONFLICTS AND AGREEMENTS PURSUANT TO

SECTION 11(b)

__X_ No conflicts

__X_ No agreements under Section 11(b).

___ Additional sheets attached

Consultant agrees: /s/Robin Robinson 08-12-19

(Signature)

Print Name: RoBIN ROBINSON	Date: August 15, 2019

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